UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2005

PLM EQUIPMENT GROWTH & INCOME FUND VII

(Exact name of registrant as specified in its charter)

California	0-26594	94-3168838
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Nyala Farms Road	Westport CT	06880
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203)-341-0555
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 18, 2005, PLM Equipment Growth and Income Fund VII ("Fund VII") completed the sale of its railcar business and related assets to CIT Group Inc., a Delaware corporation ("Purchaser"). As previously reported, the sale was consummated pursuant to an Asset Purchase Agreement, dated as of August 4, 2005 (the "Asset Purchase Agreement"), by and among Purchaser, Fund VII and several entities affiliated with Fund VII (collectively, the "Sellers"), including PLM Rail Partners, LLC, a Delaware limited liability company ("Rail Partners"), an entity in which Fund VII has a 34.0% ownership interest. The assets sold to the Purchaser include railcars owned and leased by the Sellers as well as management contracts pursuant to which Sellers manage and lease railcars owned by unaffiliated third parties. Under the terms of the Asset Purchase Agreement, Purchaser paid Sellers an aggregate gross cash purchase price of approximately $146.9 million, which included the base purchase of $119.8 million and adjustments of $27.1 million primarily consisting of an adjustment for the actual number of railcars cars manufactured and delivered to Sellers in 2005. Of the $146.9 million, Fund VII received approximately $2.4 million and Rail Partners received approximately $32.3 million. The amount received by Fund VII and Rail Partners was based on the appraised value of the railcars sold by Fund VII and Rail Partners to Purchaser, as determined by an independent third party appraiser or, for cars manufactured in 2005, the greater of appraised value or cost.

A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference. Other than in respect of the Asset Purchase Agreement and the agreements entered into in connection therewith, there are no material relationships between Purchaser and Fund VII or any of its affiliates, or any director or officer of Fund VII, or any associate of such director or officer.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The sale was completed on August 18, 2005. The unaudited pro forma financial information shown below is based on audited and unaudited historical financial statements of Fund VII. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the sale.

The unaudited pro forma financial statements are as follows:

  an unaudited pro forma balance sheet as of June 30, 2005 giving effect to the sale as if it had occurred on June 30, 2005 an unaudited pro forma statement of income for the six months ended June 30, 2005, giving effect to the sale as of it had occurred on January 1, 2005 an unaudited pro forma statement of income for the year ended December 31, 2004, giving effect to the sale as if it had occurred on January 1, 2004

The unaudited pro forma financial statements include preliminary assumptions and adjustments related to the sale. These pro forma adjustments have been made to illustrate the anticipated financial effect of the sale. The adjustments are based up on available information and assumptions that the general partner of Fund VII believes are reasonable as of the date of this filing. Actual adjustments, however, may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of Fund VII included in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and the unaudited financial statements filed in Fund VII’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.

The unaudited pro forma financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the results of operations or financial position that would have been reported had the sale been completed as of the dates presented. The information is not representative of future results of operations or financial position.

PLM EQUIPMENT GROWTH & INCOME FUND VII
(A Limited Partnership)
Pro Forma Condensed Balance Sheet
As of June 30, 2005
(in thousands of dollars)
(unaudited)

		Asset
Assets	As Reported	Disposition	Notes		Pro Forma

Equipment held for operating leases, at cost	$68,771	$(2,797)	(a	)	$65,974
Less accumulated depreciation	(51,280)	663	(a	)	(50,617)
Net equipment	17,491	(2,134)			15,357

Cash and cash equivalents	8,185	2,415	(b	)	10,600
Restricted cash	379	--			379
Accounts and other receivables, net of allowance
for doubtful accounts	1,712	--			1,712
Equity investments in affiliated entities	13,624	3,394	(c	)	17,018
Other assets, net of accumulated amortization	461	--			461

Total assets	$41,852	$3,675			$45,527

Liabilities and partners’ capital

Liabilities
Accounts payable and accrued expenses	$130	$--			$130
Due to affiliates	784	--			784
Reserve for repairs	1,951				1,951
Lessee deposits and prepaid revenues	679	--			679
Notes payable	4,000	--			4,000
Total liabilities	7,544	--			7,544

Commitments and contingencies

Partners' capital

Limited partners	34,308	3,675	(d	)	37,983
General Partner	--	--			--
Total partners' capital	34,308	3,675			37,983

Total liabilities and partners' capital	$41,852	$3,675			$45,527

(a) This adjustment reflects the reduction in cost and accumulated depreciation of the owned railcars due to the sale.

(b) This adjustment reflects the net cash proceeds received after sale expenses from the sale of owned railcars.

(c) This adjustment reflects the increase in equity investments in affiliated entities due to the sale railcars in PLM Rail Partners, LLC in which Fund VII has an equity investment.

(d) This adjustment reflects the net gain on disposal of owned railcars and from railcars in PLM Rail Partners, LLC.

PLM EQUIPMENT GROWTH & INCOME FUND VII
(A Limited Partnership)
Pro Forma Condensed Statement of Income
For the Six Months Ended June 30, 2005
(in thousands of dollars except weighted-average limited partnership unit amounts)
(unaudited)

		Asset
Revenues	As Reported	Disposition (a)	Pro Forma

Lease revenue	$8,547	$(74)	$8,473
Interest and other income	107	(16)	91
Gain on disposition of equipment	85	--	85
Total revenues	8,739	(90)	8,649

Expenses

Depreciation and amortization	1,967	(49)	1,918
Operations support	2,874	(33)	2,841
Management fees to affiliate	339	(6)	333
Interest expense	158	--	158
General and administrative expenses to affiliates	85	(12)	73
Other general and administrative expenses	327	(8)	319
Recovery of bad debts	(39)	39	--
Total expenses	5,711	(69)	5,642

Equity in net loss of equity investments	(1,224)	207	(1,017)

Net income	$1,804	$186	$1,990

Partners’ share of net income

Limited partners	$1,673	$186	$1,859
General Partner	131	--	131

Total	$1,804	$186	$1,990

Limited partners' net income per
weighted-average limited partnership unit	$0.34	$0.03	$0.37

(a) To eliminate the revenues and expenses attributable to the sold assets.

PLM EQUIPMENT GROWTH & INCOME FUND VII
(A Limited Partnership)
Pro Forma Condensed Statement of Income
For the Year Ended December 31, 2004
(in thousands of dollars except weighted-average limited partnership unit amounts)
(unaudited)

		Asset
Revenues	As Reported	Disposition (a)	Pro Forma

Lease revenue	$12,303	$(1,160)	$11,143
Interest and other income	299	(36)	263
Gain on disposition of equipment	721	--	721
Total revenues	13,323	(1,196)	12,127

Expenses

Depreciation and amortization	5,080	(734)	4,346
Operations support	4,811	(399)	4,412
Management fees to affiliate	710	(84)	626
Interest expense	612	--	612
General and administrative expenses to affiliates	433	(109)	324
Other general and administrative expenses	934	(162)	772
Recovery of bad debts	(597)	39	(558)
Total expenses	11,983	(1,449)	10,534

Equity in net loss of equity investments	(745)	359	(386)

Net income	$595	$612	$1,207

Partners’ share of net income

Limited partners	$595	$612	$1,207
General Partner	--	--	--

Total	$595	$612	$1,207

Limited partners' net income per
weighted-average limited partnership unit	$0.12	$0.12	$0.24

(a) To eliminate the revenues and expenses attributable to the sold assets.

                                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth & Income Fund VII By PLM Financial Services, Inc. Its General Partner
By: /s/ Richard K Brock
Date: August 24, 2005	Richard K Brock Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset Purchase Agreement dated as of August 4, 2005, by and among CIT Group Inc. and MILPI Holdings, LLC, Rail Investors I LLC, Rail Investors II LLC, Transportation Equipment-PLM, LLC, PLM Investment Management, Inc., PLM Transportation Equipment Corporation, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII, Professional Lease Management Income Fund I, LLC, PLM Equipment Growth Fund Canada Limited, PLM Investment Fund LLC, PLM Rail Partners, LLC, PLM Rail V, LLC, and Acquisub, LLC